Exhibit 10.1

Exhibit A
SUPPORT AND JOINDER AGREEMENT
This SUPPORT AND JOINDER AGREEMENT (this “Agreement”), dated as of August 29, 2025, is made and entered into by and among Phreesia, Inc., a Delaware corporation (“Acquiror”), AccessOne Parent Holdings, Inc., a Delaware corporation (the “Company”), and the undersigned, as a holder of Existing Securities (as defined below) of the Company (together with any of the undersigned’s Affiliates, the “Stockholder”). Each of Acquiror, the Company and the Stockholder are collectively referred to from time to time herein as the “Parties,” and each, individually, as a “Party.” Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).
RECITALS
WHEREAS, Acquiror, the Company, Ace Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Acquiror (“Merger Sub”) and Frontier Fund IV, L.P., solely in its capacity as representative of the Company’s Equityholders (the “Representative”), have entered into that certain Agreement and Plan of Merger, dated as of August 29, 2025 (as such agreement may be amended from time to time, the “Merger Agreement”), pursuant to which the Merger Sub will merge with and into the Company (the “Merger”) and the Company will be the surviving corporation following the Merger (the “Surviving Corporation”);
WHEREAS, as of the date hereof, the Stockholder is the legal and record owner of all of the Existing Securities, which are set forth under the Stockholder’s name on the signature page hereto (such Existing Securities, together with any other shares of stock of the Company acquired by the Stockholder after the date hereof, being collectively referred to herein as the “Securities”);
WHEREAS, the Stockholder has received a copy of and has reviewed the Merger Agreement to the Stockholder’s satisfaction;
WHEREAS, following the Closing, the Stockholder will be entitled to the Stockholder’s Pro Rata Share of the Closing Merger Consideration in exchange for the Securities and, to the extent released pursuant to the Merger Agreement, the Stockholder’s Pro Rata Share of the Adjustment Escrow Amount, the Indemnity Escrow Amount, the Special Indemnity Escrow Amount and the Representative Reserve Fund (all such amounts, the “Payment”);
WHEREAS, the Stockholder understands and acknowledges that Acquiror and Merger Sub are entitled to rely on (i) the truth and accuracy of the Stockholder’s representations and warranties contained herein and (ii) the Stockholder’s performance of the covenants and obligations set forth herein; and

WHEREAS, as an inducement and a condition to Acquiror entering into and consummating the Merger Agreement, the Stockholder is executing and delivering this Agreement.
NOW THEREFORE, in consideration of the promises, covenants and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
ARTICLE I
AGREEMENTS OF STOCKHOLDER
1.1.    Waiver. With respect to the Merger and the other transactions contemplated by the Merger Agreement and this Agreement, the Stockholder hereby irrevocably waives all of the notice requirements set forth in the Governing Documents of the Company (including the Stockholders Agreement (defined below)), as in effect as of the date hereof, or any agreements or other documents between the Company and the Stockholder, and any notice to which the Stockholder may be entitled pursuant to the applicable Laws of the State of Delaware and any other laws that may apply or purport to apply, in each case, that would conflict with or call into question the validity of the covenants and obligations set forth in this Agreement or any of the Transaction Documents.
1.2.    Agreement to Vote Shares; Covenants to Support.
(a)    Until the earlier to occur of the Closing and the Expiration Date (as defined below), unless Acquiror votes the Securities or otherwise consents in writing, in each case, pursuant to the Proxy (as defined below), at any meeting of stockholders of the Company or at any adjournment thereof, in any action by written consent or in any other circumstances upon which the Stockholder’s vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) all of the Securities that are then entitled to be voted (a) against any amendment to the Company’s Governing Documents, (b) in favor of the Merger, the Transaction Documents and the other transactions contemplated thereunder, (c) against any proposal, amendment, matter or agreement that would in any manner impede, frustrate, prevent or nullify the Merger Agreement, the Merger, any of the other transactions contemplated thereunder or this Agreement or change in any manner the voting rights of any class of Company Shares, (d) against any proposed Acquisition Transaction with any third party, (e) against any change in a majority of the board of directors of Company and (f) against any material change in the capitalization of the Company or the Company’s corporate structure (the “Covered Proposals”). Except as expressly set forth in clauses (a)-(f) of this Section 1.2, the Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the stockholders of the Company, including any proposal submitted to a vote or action by written consent of the Company’s Stockholders to approve any payment which would, in the absence of such approval, constitute a parachute payment under Section 280G of the Code. The Stockholder shall execute and deliver to the Company a written consent in favor of the Merger and the other transactions contemplated thereunder, the Transaction Documents and the terms of the Merger Agreement and the Transaction Documents as soon as practicable and in any event within one (1) Business Days after the date of the execution and delivery of the Merger

Agreement by the Company. Unless Acquiror votes the Securities pursuant to the Proxy, the Stockholder agrees that the Securities that are entitled to be voted shall be voted (or cause to be voted) as set forth in the preceding sentences whether or not the Stockholder’s vote, consent or other approval is sought on only one or on any combination of the Covered Proposals and at any time or at multiple times during the term of this Agreement. For purposes of this Agreement, “Expiration Date” as it applies to the Stockholder shall mean the occurrence of a Termination Event (as defined below).
(b)    The Stockholder hereby gives any consents or waivers that are required for the consummation of the Merger and the transactions contemplated by the Merger Agreement under the terms of any agreement or instrument to which the Stockholder is a party or in respect of any rights the Stockholder may have in connection with the transactions contemplated by the Merger Agreement, including the Merger (whether such rights exist under the Company's Governing Documents, any contract or agreement by and between the Stockholder and the Company, under applicable Law or otherwise, including any rights of first refusal, redemption rights or any similar rights with respect to the Securities), it being understood that the foregoing is not intended to be a waiver of any rights under the Merger Agreement or any other agreements entered into in connection therewith.
(c)    Each Stockholder hereby agrees not to revoke or otherwise withdraw its approval and adoption of the actions described in this Agreement.
1.3.    Irrevocable Proxy.
(a)    Concurrently with the execution of this Agreement, the Stockholder has executed and delivered, or caused to be delivered, to Acquiror an irrevocable proxy in the form attached hereto as Exhibit A (the “Proxy”), which Proxy shall be irrevocable to the fullest extent permissible by Law, with respect to the Securities.
(b)    If for any reason the Proxy granted pursuant to this Agreement is not irrevocable, then the Stockholder agrees to vote the Securities that are then entitled to vote or act by written consent, in each case, in accordance with Section 1.2 of this Agreement.
(c)    Other than with respect to the Proxy, the Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that the Stockholder has heretofore granted with respect to the Securities owned by the Stockholder.
1.4.    Release.
(a)    The Stockholder, on behalf of the Stockholder and, to the greatest extent permissible by applicable Law, each of the Stockholder’s agents, trustees, beneficiaries, heirs, administrators, successors, legal representatives and assigns and their respective present and former directors (or similar governing bodies), officers, equityholders, employees, subsidiaries, Affiliates and other representatives (individually a “Releasing Party” and collectively, the “Releasing Parties”), hereby, effective upon the Closing and subject to receiving the Pro Rata Share of the Estimated Closing Merger Consideration payable to the Stockholder at the Closing pursuant to the Merger Agreement, unconditionally and irrevocably and forever releases and discharges each Group Company, Acquiror, the Surviving Corporation, their respective subsidiaries and Affiliates, their respective successors and assigns, and their respective present and former directors (or similar governing bodies), officers, equityholders, employees, agents and other representatives (collectively, the “Released Parties”), of and from, and hereby unconditionally and irrevocably waives, any and all claims, damages, actions and causes of action, obligations, liabilities, promises, agreements, controversies, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs incurred) of any kind or character whatsoever, known or unknown, suspected or unsuspected, existing or prospective, in contract or in tort, at law or in equity, that the Releasing Parties ever had, now has or ever may have or claim to have against or with respect to any of the Released Parties, to the extent arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including any claim relating to or arising out of such Releasing Party’s ownership of the Securities, Warrants, Options or other equity securities of the Company (the foregoing matters being released or purported to be released hereby, collectively, the “Released Claims”); provided, however, that this release shall not apply to (i) any rights or claims of any Releasing Party explicitly set forth in the Merger Agreement or any other Transaction Document to which it is a party, (ii) any rights to indemnification rights or exculpation provided for in the Governing Documents or otherwise in effect as of the date hereof and disclosed in writing by the Company to Acquiror in accordance with the Merger Agreement, or claims with respect thereto, (iii) claims under any insurance policy of the Group Companies, or (iv) any claims of such Releasing Party for wages, bonuses and benefits earned prior to the Closing Date (collectively, the “Retained Claims”);
(b)    The Stockholder does, and acknowledges that the Releasing Parties do unequivocally, unconditionally and irrevocably agree not to, directly or indirectly, initiate proceedings with respect to, institute, assert or threaten to assert any Released Claim, other than the Retained Claims, against or with respect to any of the Released Parties, and this Agreement shall constitute a complete defense to any Released Claim, other than the Retained Claims.
(c)    The Stockholder has and acknowledges that the Releasing Parties have had the opportunity to be advised by legal counsel with regard to this Section 1.4 and hereby irrevocably and expressly waives any benefits that may be applicable to the Releasing Parties under Section 1542 of the California Civil Code (or any similar statute, common law or other applicable Law regarding the release of unknown claims in any jurisdiction), which section provides substantially as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

The Stockholder hereby expressly waives and relinquishes all rights and benefits under that section and any Law or legal principle of similar effect in any jurisdiction with respect to the Stockholder’s release of claims herein, including, but not limited to, the release of unknown and unsuspected claims.
(d)    The Stockholder hereby expressly waives any rights the Stockholder may have under applicable Law to preserve the Released Claims which the Stockholder does not know or suspect to exist in its favor at the time of executing this Agreement. The Stockholder understands and acknowledges that the Stockholder may discover facts different from, or in addition to, those which the Stockholder knows or believes to be true with respect to the Released Claims, and agrees that the releases provided in this Section 1.4 shall be and remain effective in all respects notwithstanding any subsequent discovery of different and/or additional facts. If the Stockholder discovers that any fact relied upon in entering into the releases provided in this Section 1.4 was untrue, or that any fact was concealed, or that an understanding of the facts or law was incorrect, the Stockholder shall not be entitled to any relief as a result thereof, and the Stockholder surrenders any rights the Stockholder might have to rescind the releases provided in this Section 1.4 on any ground. Such releases are intended to be and are final and binding regardless of any claim of misrepresentation, promise made with the intention of performing, concealment of fact, mistake of law, or any other circumstances whatsoever. Notwithstanding anything to the contrary herein, this Section 1.4 shall not apply in the case of Fraud.
(e)    The Stockholder represents and warrants to the Released Parties that there has been no assignment or other transfer of any interest in any Released Claim
(f)    The Stockholder agrees that the Stockholder will indemnify and hold harmless the Released Parties from and against all Losses suffered or incurred by any Released Party attributable to, resulting from or arising out of any breach or violation of this Section 1.4 or any other provision of this Agreement by any Releasing Party.
(g)    Regardless of the date this Agreement is executed and delivered this Section 1.4 shall be effective subject to and at the Closing.
1.5.    Indemnification Obligations. In furtherance of and not in limitation of Section 5.1(a), the Stockholder hereby irrevocably agrees to be bound by the Merger Agreement as it applies to the Stockholder as an Equityholder, as if the Stockholder were an original signatory thereto, including in respect of Stockholder’s agreement to be bound by the terms of Article X of the Merger Agreement with respect to the indemnification obligations of the Equityholders and, in connection therewith, the Stockholder shall, severally in proportion to its Pro Rata Share of the aggregate Closing Merger Consideration plus any Additional Merger Consideration actually received by such Equityholder, compensate, reimburse, indemnify, and hold harmless each Indemnified Party for any Losses with respect to which such Indemnified Party is entitled to receive indemnification pursuant to the terms of Article X of the Merger Agreement. The Stockholder acknowledges and agrees that the provisions of the Merger Agreement will govern any claims for indemnification brought by an Indemnified Party that is subject of this Section 1.5.

1.6.    Waiver of Appraisal and Dissenters’ Rights. The Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal and any similar rights relating to the Merger or any transaction contemplated by the Merger Agreement (including any and all such rights under Section 262 of the Delaware General Corporation Law).
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER
The Stockholder hereby represents and warrants to Acquiror and the Company as of the date hereof and as of the Closing Date as follows:
2.1.    Authorization of Agreement. The Stockholder has received a copy of and has reviewed the Merger Agreement to the Stockholder’s satisfaction. The Stockholder has the legal capacity, if a natural person, or authority, if an entity, to execute and deliver this Agreement, the Proxy and to perform the Stockholder’s obligations under this Agreement. The execution and delivery of this Agreement, the Proxy and the other Transaction Documents to which the Stockholder is a party, and the consummation by the Stockholder of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action of the Stockholder. This Agreement and each of the other Transaction Documents to which the Stockholder is a party have been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by Acquiror and the Company or the other parties thereto, as applicable, constitutes the legal, valid and binding obligations of the Stockholder, enforceable against the Stockholder in accordance with their terms, subject, as to enforceability, as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and subject to general principles of equity (whether considered in a proceeding at law or in equity).
2.2.    Conflicts; Consents of Third Parties.
(a)    Neither the execution and delivery by the Stockholder of this Agreement, the Proxy or any other Transaction Document to which it is a party nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Stockholder with any of the provisions hereof or thereof, will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or give rise to any obligation of the Stockholder to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon the Securities under, any provision of (i) any Contract or permit to which the Stockholder is a party or by which the Securities are bound or affected, (ii) any court order applicable to the Stockholder or any of the Securities or (iii) any applicable Law.
(b)    No consent, waiver, approval, court order, material permit or authorization of, or declaration or filing with, or notification to, any Governmental Body is required on the part of the Stockholder in connection with the execution and delivery of this Agreement, the Proxy or any other Transaction Document to which it is a party, the compliance by the Stockholder with any of the provisions hereof or thereof, or the performance of the Stockholder’s obligations hereunder or thereunder.
2.3.    Litigation. As of the date hereof, there is no pending or, to the knowledge of the Stockholder, threatened, Action against the Stockholder or the Stockholder’s properties that challenges the validity or propriety, or seeks to prevent, impair or delay consummation of the transactions contemplated hereby, by the Merger Agreement or by any other Transaction Document to which the Stockholder is a party.
2.4.    No Brokers. The Stockholder is not obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar intermediary retained by or authorized to act on or behalf of the Stockholder in connection with the origin, negotiation or execution of the Merger Agreement, this Agreement or any other Transaction Document to which it is a party or in connection with the transactions contemplated by the Merger Agreement, this Agreement or any other Transaction Document to which it is a party.
2.5.    Ownership of Shares. As of the date of this Agreement: (a) Stockholder holds beneficially and of record (free and clear of any Lien) the number, class and series of outstanding shares of Company Shares set forth under the heading “Shares Held of Record” on the signature page hereto; (b) Stockholder holds (free and clear of any Lien) the Options, Warrants and other rights to acquire shares of Company Shares set forth under the heading “Options, Warrants and Other Rights” on the signature page hereto, (c) Stockholder owns (free and clear of any Lien) the additional securities of the Company set forth under the heading “Additional Securities Beneficially Owned” on the signature page hereto (such securities in the foregoing subsections (a), (b) and (c), collectively, the “Existing Securities”), (d) the Stockholder does not directly or indirectly own any shares of Company Shares or other securities of the Company, or any Option, Warrant or other right to acquire (by purchase, conversion or otherwise) any Company Shares or other securities of the Company, other than the Securities and (e) the Stockholder has not Transferred (as defined below) the Securities or any interest therein to any other Person, and there is no obligation to which the Stockholder has, directly or indirectly, granted any option, warrant or other right to any Person to acquire any of the Securities or any interest therein. The information set forth on the signature page hereto with respect to the Existing Securities is true, correct and complete. For purposes of this Agreement, “Lien” shall not include any restrictions on transfer under the Governing Documents (including the bylaws) which shall be terminated or waived at or prior to the Closing or federal or state securities laws. Other than the Proxy, the Stockholder has not entered into any tender, voting or other similar agreement, or granted a proxy or power of attorney, with respect to the Securities or otherwise taken any other action with respect to the Securities that would in any way restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder or the transactions contemplated hereby, by the Merger Agreement or by any other Transaction Document to which it is a party,
2.6.    Voting. The Stockholder has the sole right to vote the Securities, and none of the Stockholder’s Securities is subject to any proxy, voting trust or other agreement, arrangement or restriction with respect to the voting of the Securities (other than this Agreement and the Proxy).

2.7.    Tax Matters. The Stockholder has had an opportunity to review with Stockholder’s own tax advisors the tax consequences of the Merger and the transactions contemplated by the Merger Agreement and this Agreement. Neither Acquiror nor any of Acquiror’s Affiliates makes any representations or warranties to the Company or to the Stockholder regarding the Tax treatment of the Merger, or any of the Tax consequences to the Company or the Stockholder of this Agreement, the Merger or any of the other transactions or agreements contemplated hereby. The Stockholder acknowledges that the Stockholder is relying solely on his, her or its own Tax advisors for Tax advice regarding the Merger Agreement, the Merger and the other transactions and agreements contemplated hereby. The Stockholder understands that the Stockholder (and not Acquiror, the Company or the Surviving Corporation) shall be responsible for any Tax liability for the Stockholder that may arise as a result of the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.
2.8.    Review. The Stockholder has had an opportunity to carefully read this Agreement, the Proxy, the Merger Agreement and each of the other Transaction Documents to which it is a party, and the Stockholder has had sufficient time and opportunity to discuss the requirements of such agreements with the Stockholder’s financial, legal and other advisors, to the extent the Stockholder has determined necessary, prior to executing this Agreement and the Proxy. The Stockholder acknowledges that he, she or it is relying solely on Stockholder’s own counsel and not on any statements or representations of Acquiror, the Company or their respective representatives for legal advice with respect to this Agreement, the Merger Agreement, the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby.
2.9.    Acknowledgment. The Stockholder understands and acknowledges that each of Acquiror and the Company is entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement and the Proxy.
ARTICLE III
COVENANTS OF THE STOCKHOLDER
3.1.    Nondisclosure.
(a)    The Stockholder acknowledges and agrees that (i) as a result and as a part of the Stockholder’s relationship with the Company (including as a result of the Stockholder’s ownership of the Securities), the Stockholder may have been afforded access to Confidential Information (as defined below) which could have an adverse effect on Acquiror, the Surviving Corporation and their businesses if it is disclosed or used for any purpose other than that for which it was intended (the “Purpose”), (ii) as a condition and inducement to Acquiror entering into the Merger Agreement and as a condition to the consummation of the Merger, it is reasonable and necessary for the Stockholder to promise and agree, subject to the terms and conditions herein and solely to the extent such Stockholder actually received Confidential Information, not to disclose or use, other than for the Purpose, such Confidential Information and (iii) the benefits provided to the Stockholder under this Agreement and the Merger Agreement constitute good and sufficient consideration for the agreements and covenants in this Agreement.

(b)    The Stockholder covenants and agrees that from and after the Effective Time, the Stockholder shall not directly or indirectly disclose any Confidential Information. Notwithstanding the foregoing, the provisions of this Section 3.1(b) will not prohibit any use or disclosure of Confidential Information (i) required by applicable Law or otherwise pursuant to court order, subpoena or other legal process, so long as the Stockholder agrees to use the Stockholder’s commercially reasonable efforts: (A) to the extent permissible by applicable Law or otherwise pursuant to court order, subpoena or other legal process, to provide Acquiror and the Surviving Corporation an opportunity to object to the disclosure; (B) to the extent permissible by applicable Law, to give Acquiror and the Surviving Corporation reasonable prior written notice under the circumstances; and (C) if requested by Acquiror or the Surviving Corporation, to reasonably cooperate with Acquiror or the Surviving Corporation, at Acquiror’s or the Surviving Corporation’s, as applicable, sole expense, to seek protective treatment of the Confidential Information, (ii) to a legal, financial or tax advisor who has a need to know such information for the purpose of providing advice or services to the Stockholder, and who is bound by a fiduciary, contractual or other legal obligation not to disclose such information or (iii) if such information has otherwise been made public (other than as a result of disclosure by Stockholder or its advisors or representatives in violation of the terms hereof), including information regarding the Merger Agreement or the Merger that is consistent with previous press releases or public announcements made pursuant to Section 12.01 of the Merger Agreement or otherwise by Acquiror and/or the Surviving Corporation; provided, further, that if the Stockholder is not a natural person and is an investment fund or other similar entity, the Stockholder and its affiliated investment, management, and general partner entities (the “Stockholder Group”) may, following the Closing, disclose that the Stockholder sold its interest in the Company, the amount of the Stockholder’s investment in the Company, the identity of Acquiror and the Stockholder’s proceeds in the sale of its interest in the Company, and other such similar information required to be disclosed by the Stockholder Group’s partnership agreement or operating agreement governing the Stockholder Group and applicable partnership or limited liability company, to its current and former direct and indirect stockholders, members, investors and partners and its prospective stockholders, members, investors and partners (collectively, “Recipients”), so long as such Recipients are bound by customary obligations of confidentiality to the Stockholder Group and directed to keep such information confidential in accordance with this Section 3.1(b).
(c)    For purposes of this Section 3.1, “Confidential Information” means (i) all information disclosed to the Stockholder in the Stockholder’s capacity as a holder of Shares, (ii) all information relating to the Merger, including all strategies, negotiations, discussions, terms, conditions, and other information relating to this Agreement, the Merger Agreement and each other document and agreement delivered in connection herewith and therewith and (iii) all other confidential, non-public, or proprietary information or trade secrets with respect to the Company, Acquiror, or any of their respective subsidiaries or Affiliates, learned by the Stockholder as a consequence of the Stockholder’s employment or service with the Company or any of its subsidiaries or Affiliates (including, following the Closing Date, Acquiror), including without limitation any third-party information that the Company or any of its subsidiaries or Affiliates treats as confidential; provided, however, that “Confidential Information” shall not include any information that is or becomes generally available to the public other than as a result of a violation of this Agreement, was received on a non-confidential basis from a source that was not subject to obligations of confidentiality to or for the benefit of any Group Company with respect to such information or was independently developed without the use of Confidential Information. The Stockholder acknowledges that all of the Confidential Information is and after the Effective Time will continue to be the exclusive proprietary property of the Company or its Affiliates, as applicable, whether or not prepared in whole or in part by the Stockholder and whether or not disclosed to or entrusted to the custody of the Stockholder.
(d)    The Stockholder further acknowledges that to the extent, and for so long as, the Stockholder is an employe or service provider of Acquiror or one if its Subsidiaries, that pursuant to the Defend Trade Secrets Act, 18 USC Sections 1833(b)(1) and (2): (i) the Stockholder will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret if (A) the Stockholder make such disclosure in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and such disclosure is made solely for the purpose of reporting or investigating a suspected violation of law; or (B) the Stockholder makes such disclosure in a complaint or other document filed in a lawsuit or other proceeding if such filing is made under seal; and (ii) if an individual files a lawsuit for retaliation by an employer for reporting suspected violation of law, the individual may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement requires the Stockholder to obtain prior authorization from the Company or its subsidiaries or Affiliates, or any other Person or entity before engaging in any conduct described in this Section 3.1(d), or to notify the Company or its Affiliates that the Stockholder has engaged in any such conduct.
(e)    The provisions of this Section 3.1 are intended to be an expansion of any and all obligations, covenants, and agreements by the Stockholder with respect to the subject matter of this Section 3.1 and, to the extent the restrictions and obligations of this Section 3.1 conflict with any other obligations, covenants, and agreements by the Stockholder, the provisions which are more expansive or otherwise most favorable to the Company, Acquiror, or their respective subsidiaries or Affiliates, as applicable, including with respect to scope and duration, shall apply.
3.2.    Public Announcements. Except for disclosures permitted by Section 3.1 and as expressly permitted by the Merger Agreement, from and after the date of this Agreement, Stockholder shall not (and the Stockholder shall ensure that the Stockholder’s Affiliates and representatives do not) issue or make any press release or public statement regarding (or otherwise disclose to any Person the existence or terms of) this Agreement, the Proxy, the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement without the Company’s prior written consent.
3.3.    Delivery of Documentation to the Paying Agent. The Stockholder (a) acknowledges that the execution and delivery of this Agreement and such other documentation and instruments as may reasonably be requested by the Paying Agent with respect to the Company Shares (including a properly completed IRS Form W-9 or, if applicable, a Form

W-8BEN or other Form W-8 and wire instructions) (the “Paying Agent Documentation”), will be required for the Stockholder to receive the Payment; and (b) agrees to provide the Paying Agent Documentation to the Paying Agent, promptly but in any event before the Closing Date, by a method specified by the Paying Agent (including by electronic platform or portal).
3.4.    Further Assurances. The Stockholder shall, at the request of Acquiror or, after the Closing, the Company, promptly execute and deliver such additional documents and instruments and take all such further action as may be reasonably necessary to consummate and make effective the transactions contemplated by this Agreement.
3.5.    Litigation. The Stockholder does, and acknowledges that the Releasing Parties do agree not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against any Released Party (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into this Agreement, the Merger Agreement or the other Transaction Documents.
3.6.    Termination of Registration Rights Agreement and the Stockholders Agreement.
(a)    Reference is made to that certain Registration Rights Agreement, dated as of December 15, 2021, by and among the Company, Representative and certain Stockholders, as set forth on the signature pages thereto (the “Registration Rights Agreement”). If the Stockholder or any of the Stockholder’s Affiliates is party to the Registration Rights Agreement, (i) the Stockholder hereby consents to terminate and agrees that the Stockholder shall take, or cause to be taken, any other actions necessary to terminate the Registration Rights Agreement effective as of the Closing Date and the Registration Rights Agreement shall thereupon terminate and become void and of no further force or effect and (ii) the Stockholder acknowledges and agrees that from and after the Closing Date, the Acquiror and its Affiliates (including, after the Closing Date, the Company) shall not be bound thereby or have any liability thereunder.
(b)    Reference is made to that certain Stockholders Agreement, dated as of December 15, 2021, by and among the Company, the Stockholder and the additional stockholders listed on the signature page thereto, as amended (the “Stockholders Agreement”). The Stockholder hereby acknowledges and agrees that the Stockholders Agreement shall automatically terminate and be of no further force or effect immediately prior to the Effective Time and consents thereto and further acknowledges and agrees none of the parties thereto nor Acquiror or any of its Affiliates (including, after the Closing Date, the Company) the shall be bound by or have any further rights, obligations or liabilities thereunder upon the consummation of the Merger.
ARTICLE IV
TRANSFER OF SECURITIES RIGHTS
4.1.    Restriction on Transfer of Securities Rights. Except as provided hereunder or expressly permitted by the Merger Agreement, during the period from the date of this Agreement through the Expiration Date, the Stockholder shall not, directly or indirectly, (a) create any Lien other than restrictions imposed by applicable Law or pursuant to this Agreement on any of the Securities, (b) transfer, sell, assign, gift or otherwise dispose of (collectively, “Transfer”), or enter into any Contract with respect to any Transfer of the Securities or any interest therein, (c), grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Securities, (d) deposit or permit the deposit of the Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Securities, or (e) take any action that would have the effect of preventing the Stockholder from performing the Stockholder’s obligations hereunder. Any action taken in violation of the foregoing sentence shall be null and void ab initio. Notwithstanding the foregoing, (i) the Stockholder may (A) make transfers or dispositions of the Securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the Stockholder and (B) make transfers that occur by operation of law pursuant to a qualified domestic relations order or in connection with a divorce settlement, provided that, in the case of each of the foregoing clause (A) and (B), the underlying Securities shall continue to be subject to the restrictions on transfer set forth in this Agreement, the Merger Agreement and the Governing Documents of the Company and the transferee agrees in writing to be bound by the terms and conditions of this Agreement and either the Stockholder or the transferee provides Acquiror with a copy of such agreement promptly upon consummation of any such Transfer. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.
4.2.    No Proxy. Other than the Proxy, the Stockholder shall not enter into any tender, voting or other similar agreement, or grant a proxy or power of attorney, with respect to the Securities or otherwise take any other action with respect to the Securities that would in any way restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder, under the Merger Agreement or under any other Transaction Document to which it is a party or the transactions contemplated hereby or thereby.
ARTICLE V
AGREEMENT TO BE BOUND BY CERTAIN PROVISIONS OF THE MERGER AGREEMENT
5.1.    Agreement to be Bound. The Stockholder hereby acknowledges and agrees:
(a)    that, by executing and delivering this Agreement, he, she or it is a Stockholder, an Equityholder and an Indemnifying Party for all purposes of and under the Merger Agreement and, accordingly, agrees to be bound by, as fully as though the Stockholder were a direct signatory thereto, all of the terms and provisions of the Merger Agreement that apply to Stockholders, Equityholders and Indemnifying Parties, including without limitation (i) Article I (The Merger) of the Merger Agreement, (ii) Article II (The Closing) of the Merger Agreement, (iii) Section 6.06 (Exclusive Dealing) of the Merger Agreement, (iv) Sections 9.01(j) (Tax Indemnification), 9.06 (Confidentiality) and 9.07 (Release) of the Merger Agreement, (v) Article X (Indemnification) of the Merger Agreement and (vi) Article XII (Miscellaneous) of the Merger Agreement.

(b)    that the right to receive the Payment as provided in the Merger Agreement shall constitute the Stockholder’s sole and exclusive right against the Company and Acquiror in respect of the Stockholder’s ownership of the Securities, or status as a Stockholder;
(c)    that this Section 5.1, among other things, is for the benefit of Acquiror Indemnified Parties and shall be enforceable by them directly against the Stockholder, on the terms and subject to the conditions of the Merger Agreement;
(d)    that (i) the Stockholder’s Pro Rata Share of the Adjustment Escrow Amount, the Indemnity Escrow Amount, the Special Indemnity Escrow Amount and the Representative Reserve Fund (together, the “Contingent Payments”) shall be retained in accordance with the Merger Agreement and shall only be paid to the Stockholder if and when any portion of the Adjustment Escrow Amount, the Indemnity Escrow Amount, the Special Indemnity Escrow Amount or the Representative Reserve Fund, if any, is payable to the Equityholders pursuant to the Merger Agreement, and (ii) the maximum aggregate liability of the Stockholder for Losses pursuant to Article X (Indemnification) of the Merger Agreement may exceed the amount of the Contingent Payments; and
(e)    that Acquiror and Merger Sub shall be entitled to rely on the Merger Payout Schedule or any updated Merger Payout Schedule in making payments under the Merger Agreement and shall not be responsible for, and shall have no Liability to any Person (including the Stockholder) for any Losses with respect to, the calculations or the determinations regarding such calculations in such Merger Payout Schedule and all obligations to make such payments shall be deemed fulfilled to the extent such payments are made in accordance with the Merger Payout Schedule or any updated Merger Payout Schedule.
5.2.    Representative. The Stockholder acknowledges and accepts the appointment of the Representative and the other provisions relating thereto as set forth in Section 12.16 of the Merger Agreement and agrees to be bound by and comply with the terms and conditions applicable to the Stockholder, in the Stockholder’s capacity as a Stockholder and an Equityholder, in Section 12.16 of the Merger Agreement. This Section 5.2 is for the benefit of the Representative, the Company, the Surviving Corporation, and Acquiror and shall be enforceable by any of them directly against the Stockholder. The Stockholder further acknowledges and accepts that none of Acquiror, Merger Sub or the Surviving Corporation shall have any liability or obligation with respect to any disputes between or among the Stockholders or other Equityholders of the Company with respect to any allocation of the Final Closing Merger Consideration or other payments under the Merger Agreement. The Stockholder hereby irrevocably nominates, constitutes and appoints the Representative as the Stockholder’s true and lawful agent, proxy and attorney-in-fact, with full power of substitution, to act in the name, place and stead of the Stockholder for purposes of executing any documents and taking any actions that the Representative may, in its sole discretion, determine to be necessary, desirable or appropriate within the bounds of the Representative’s authority under the express terms of the Merger Agreement, including in connection with any claim for indemnification under Article X of the Merger Agreement or any of the transactions contemplated thereby. The power of attorney granted under this Agreement is intended to secure an interest in property.

ARTICLE VI
MISCELLANEOUS
6.1.    Remedies. The Stockholder agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of Acquiror and the Company shall be entitled (without the requirement to post a bond or other security or prove actual damages) to an injunction or injunctions to prevent breaches of this Agreement by the Stockholder and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. The Stockholder hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by the Stockholder and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations under this Agreement by the Stockholder.
6.2.    Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of law principles thereof.
6.3.    Exclusive Jurisdiction; Waiver of Jury Trial.
ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, SHALL BE BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR ANY FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF DELAWARE. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE PARTIES, IRREVOCABLY (I) ACCEPT GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVE ANY OBJECTIONS WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN SUCH COURTS AND HEREBY FURTHER IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; (III) AGREE THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT THEIR RESPECTIVE ADDRESSES PROVIDED IN ACCORDANCE WITH SECTION 6.7; AND (IV) AGREE THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. THE PARTIES IRREVOCABLY WAIVE, AND AGREE TO CAUSE THEIR SUBSIDIARIES TO WAIVE, THE RIGHT TO TRIAL BY JURY IN ANY ACTION

TO ENFORCE OR INTERPRET THE PROVISIONS OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY
6.4.    Entire Agreement.
This Agreement, the Merger Agreement and the other Transaction Documents (to the extent referenced herein) together constitute the entire agreement among the Parties with respect to the subject matter of this Agreement, the Merger Agreement and the other Transaction Documents (to the extent referenced herein) and supersede all prior agreements and understandings between the Parties with respect to such subject matter. Notwithstanding the preceding sentence or anything to the contrary in the Merger Agreement or the other Transaction Documents, the Parties acknowledge and agree that to the extent any provisions of this Agreement conflict or are inconsistent with any provisions addressing a similar subject matter under the Merger Agreement or any other Transaction Document, the provisions which are most favorable to the Company, Acquiror and Merger Sub, shall control and govern.
6.5.    Assignment; Binding Effect. This Agreement and the other Transaction Documents and the rights hereunder and thereunder are not assignable by any Party unless such assignment is consented to in writing by Acquiror, with respect to any assignment by the Company or any Equityholder, or by the Representative, with respect to any assignment by Acquiror; provided, however, that Acquiror shall have the right after providing notice thereof to Representative, without the consent of any other Party, to assign its rights or delegate its responsibilities, liabilities and obligations under this Agreement to (a) any Affiliate of Acquiror, provided that Acquiror shall remain liable for the performance of its obligations hereunder, (b) any purchaser of all or substantially all of the assets or stock of Acquiror, or (c) lenders to Acquiror or any Affiliate of Acquiror as security for borrowings, at any time whether prior to or following the Closing Date. Subject to the preceding sentence, this Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.
6.6.    Waiver and Amendment. Any of the provisions of this Agreement may be waived in writing at any time prior to Closing by the Party entitled to the benefits thereof, or, in the case of the Stockholder, by the Representative, and any of the provisions of this Agreement may be amended at any time by the mutual written agreement of Acquiror, the Company and the Representative. At any time, the Party entitled to the benefits thereof, or, in the case of the Stockholder, the Representative, may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other Party, (b) extend the time for the performance of any of the obligations or acts of any other Party or (c) waive compliance by any other Party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such Party’s conditions. Notwithstanding anything to the contrary herein, no failure or delay of any Party to exercise any right or remedy given to such Party under this Agreement or otherwise available to such Party or to insist upon strict compliance by any other Party with its obligations hereunder, and no custom or practice of the Parties in variance with the terms hereof, shall constitute a waiver of any Party’s right to demand exact compliance with the terms hereof, unless such waiver is set forth in writing and executed by such Party, or in the case of the Stockholder, the Representative.
6.7.    Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand, (b) when sent by facsimile (with confirmation of delivery), (c) when sent by e-mail (with confirmation of delivery) or (d) one Business Day following the day sent by overnight courier (with confirmation of delivery), in each case at the following addresses (or to such other address as a Party may have specified by notice given to any other Party pursuant to this provision):
(i)    If to Acquiror, then as provided for in Section 12.03 of the Merger Agreement; and
(ii)    If to the Stockholder, then to the address set forth on the Stockholder’s signature page hereto.
6.8.    Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.
6.9.    Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together will be deemed to be one and the same instrument binding upon all of the Parties notwithstanding the fact that all Parties are not signatory to the original or the same counterpart. For purposes of this Agreement, facsimile signatures and electronically delivered signatures shall be deemed originals.
6.10.    Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
6.11.    Interpretation. Section 11.02 of the Merger Agreement shall apply mutatis mutandis to this Agreement.
6.12.    Termination. This Agreement shall terminate upon the earlier of (a) the valid termination of the Merger Agreement in accordance with the provisions of Article VIII of the Merger Agreement and (b) the termination of this Agreement by mutual consent of the Parties (each individually a “Termination Event”) and shall be null and void in all respects after a Termination Event; provided, that, nothing herein shall relieve any Party from liability in connection with any breach of such Party’s representations, warranties, covenants or other agreements contained herein or willful breach or Fraud occurring prior to a Termination Event.
6.13.    Fiduciary or Other Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Stockholder makes no agreement or understanding herein in any capacity other than in the Stockholder’s capacity as a record holder and beneficial owner of the Securities, and not in the Stockholder’s capacity as a director, officer, employee or representative of the Equityholders of any Group Company; and (b) nothing herein will be construed to limit or affect any action or inaction by the Stockholder serving as a member of the board of directors (or other similar governing body) of any Group Company or as an officer, employee, fiduciary or representative of the Equityholders of any Group Company, in each case, acting in the capacity as a director, officer, employee, fiduciary or representative of the Equityholders of such Group Company.
6.14.    Acknowledgments. Each Party acknowledges that (a) Womble Bond Dickinson (US) LLP, counsel for the Company, represented the Company in connection with this Agreement, the Merger and related transactions, (b) Lowenstein Sandler, LLP, counsel for Acquiror and Merger Sub, represented Acquiror and Merger Sub in connection with this Agreement, the Merger and related transactions, (c) neither of the foregoing firms has represented the Stockholder in connection with this Agreement, the Merger or related transactions and (d) it has been represented by counsel with respect to this Agreement or has been advised of the opportunity to engage counsel with respect hereto and has declined to do so.
6.15.    Prevailing Party Attorneys’ Fees. In the event of any dispute, contest, arbitration or litigation between Acquiror (of any of its Affiliates, including the Surviving Corporation following the Closing) and the Stockholder arising out of this Agreement or the Merger Agreement, the prevailing party in such dispute, contest, arbitration or litigation shall be fully reimbursed by the other party for all costs, including reasonable attorneys’ fees, court costs, expert or consultant’s fees and reasonable travel and lodging expenses, incurred by the prevailing party in its successful prosecution or defense thereof, including any appellate proceedings.
6.16.    Spousal Consent. The Stockholder acknowledges and agrees that if the Stockholder has a spouse and is a resident of any of Alaska, Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington or Wisconsin, or if the Stockholder’s Securities are otherwise jointly owned with another Person, then the Stockholder’s signature below in this Agreement and in the Proxy is provided on behalf of all such Persons.
[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.
PHREESIA, INC.

By: _________________________
Name: Allison Hoffman
Title: General Counsel

[Signature Page to Support and Joinder Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.
ACCESSONE PARENT HOLDINGS, INC.

By: _____________________________
Name: [__]
Title: [__]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.
[STOCKHOLDER]

By: _____________________________
Name: [__]
Title: [__]

Email: [__]
Address: [__]

Married: YES NO
(Please check box)

Shares Held of Record*	Options, Warrants and Other Rights*	Additional Securities Beneficially Owned*
[___] Preferred Stock [___] Common Stock

* If left blank, Stockholder authorizes the Company to populate these fields with all such shares, options and other rights and additional securities based on the books and records of the Company.

[Signature Page to Support and Joinder Agreement]

Exhibit A

IRREVOCABLE PROXY

The undersigned holder (the “Stockholder”) of outstanding securities of AccessOne Parent Holdings, Inc., a Delaware corporation (the “Company”), solely in its, his or her capacity as a holder of Company Shares of the Company, hereby irrevocably appoints Allison Hoffman of Phreesia, Inc., a Delaware corporation (“Acquiror”), as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting, consent and similar rights with respect to all of the Securities (as defined in the Support and Joinder Agreement, as defined below) until the Expiration Date (as defined in the Support and Joinder Agreement) as specified below. Upon the Stockholder’s execution of this Proxy, any and all prior proxies given by the Stockholder with respect to any Securities are hereby revoked and the Stockholder agrees not to grant any subsequent proxies with respect to the Securities until after the Expiration Date.

This Proxy is irrevocable, is coupled with an interest sufficient in law to support an irrevocable power and made for the benefit of third parties, and is granted pursuant to that certain Support and Joinder Agreement (the “Support and Joinder Agreement”) of even date herewith by and among Acquiror, the Company and the Stockholder, and is granted solely in furtherance of the Stockholder’s undertaking to vote the Securities as required by the Support and Joinder Agreement contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), among Acquiror, Ace Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Acquiror (“Merger Sub”), the Company and Frontier Fund IV, L.P., solely in its capacity as representative of the Company’s Equityholders (the “Representative”). The Merger Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the “Merger”).

The attorney and proxy named above is hereby authorized and empowered by the Stockholder, at any time prior to the Expiration Date, to act as the Stockholder’s attorney and proxy to vote the Securities and to exercise all voting, consent and similar rights of the Stockholder with respect to the Securities (including, without limitation, the power to execute and deliver written consents) at any meeting of the Stockholders of the Company or at any adjournment thereof, in any action by written consent or in any other circumstances upon which the Stockholder’s vote, consent or other approval is sought (a) against any amendment to the Company’s Governing Documents, (b) in favor of the Merger and the other transactions contemplated thereunder, the Transaction Documents and the terms of the Merger Agreement and the Transaction Documents, (c) against any proposal, amendment, matter or agreement that would in any manner impede, frustrate, prevent or nullify the Merger Agreement, the Merger, any of the other transactions contemplated thereunder or the Support and Joinder Agreement or change in any manner the voting rights of any class of Company Shares, (e) against any proposed Acquisition Transaction with any third party, (f) against any change in a majority of the board of directors of Company and (g) against any material change in the capitalization of the Company or the Company’s corporate structure. The Stockholder may vote the Securities on all other matters not expressly referred to in this Proxy, and the attorneys and proxies named above may not exercise this Proxy with respect to such other matters. The Stockholder agrees that the Securities that are entitled to be voted shall be voted (or cause to be voted) as set forth in the first sentence of this paragraph whether or not the Stockholder’s vote, consent or other approval is sought on only one or on any combination of the matters set forth in clauses (a) - (g) above and at any time or at multiple times during the term of the Support and Joinder Agreement.
Any obligation of the Stockholder hereunder shall be binding upon the successors and assigns of the Stockholder.
This Proxy shall terminate, and be of no further force or effect, automatically upon the Expiration Date.

[Signature page follows.]

[__]

By: _________________________
Name: [__]
Title: [__]
[Signature Page to Irrevocable Proxy]